SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                           (Amendment No.  )

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[ ]    Soliciting Material Pursuant to Section 240.14a-11(c) or
       Section 240.14a-12

                            American Express Company
- -------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- -------------------------------------------------------------------------------
        (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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       4)   Date Filed:
            March 29, 1996
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                             AMERICAN EXPRESS COMPANY
                              American Express Tower
                              World Financial Center
                              New York, NY 10285-5170



                                        April __, 1996*

STEPHEN P. NORMAN
SECRETARY



[Name of Institution]




Dear _____:

     Management of American Express Company offers the following in support of its recommendations on behalf of the four items being voted on at its April 22, 1996 Annual Meeting of Shareholders.

     In particular, management cites the following factors in recommending a vote against the cumulative voting proposal in the Company's March 1996 proxy materials (Item 4):

     Corporate Governance
     --------------------

     American Express has consistently maintained an excellent corporate governance profile; received "A" rating from CalPERS, has no staggered board, no poison pill; took leadership position on consultants not serving as directors in the future; terminated retirement plan for directors elected for the first time after March 31, 1996.

     Corporate Performance
     ---------------------

     Since 1993 new management team has emphasized growth and building shareholder value; turnaround performance of CEO Harvey Golub has been widely recognized by the investment community; AXP shares have outperformed the Dow Jones Industrial Average and S&P 500 index for four straight years.

     Cumulative Voting Contrary to Company's Growth Aspirations
     ----------------------------------------------------------

     Cumulative voting, with its potential for factionalism and divisiveness within the Board, could destabilize the Company's board at a time when it is coalescing strategies and actions designed to transform the Company into a true growth company. The size and diversity of the Company require a cohesive group of directors able to work together effectively for the benefit of all shareholders.

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     Management recommends a vote in favor of its proposal to amend its Long-Term Incentive Plan (Item 3):

     Commitment to Prevent Dilution
     ------------------------------

     American Express Company is committed to prevent any dilution of shareholder interests from grants of shares made under its long-term incentive award programs; the Company has been actively purchasing shares since 1994; lowered outstanding shares from approximately 509 million in 1994 to 479.7 million shares in March 1996 and is committed to maintaining its outstanding shares below 500 million.

     Types of Awards
     ---------------

     American Express Company's policy to grant non-qualified stock options at 100% of market value is the primary type of long-term incentive award granted to its key executives. In fact, shares issued as restricted stock grants have not exceeded 20% of total restricted stock and stock option grants over the past three years.

     Thank you for your consideration.


                              Very truly yours,


                              Stephen P. Norman


*  Materials will be released commencing on April 1, 1996.

























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